EXHIBIT 21.1

DRIVE SHACK INC. SUBSIDIARIES

	Subsidiary	Jurisdiction of Incorporation/Organization
1	AG Los Coyotes LLC	California
2	AGC Field Operations LLC	Delaware
3	AGC Management LLC	Delaware
4	AGC Mezzanine Pledge LLC	Delaware
5	AGC Realty LLC	Delaware
6	American Golf Corporation	California
7	American Golf Group Holdings LLC	Delaware
8	American Golf of Atlanta	Georgia
9	American Golf of Glendale Inc.	California
10	American Golf Partners LLC	Delaware
11	CW Golf Partners LP	California
12	Drive Shack Business Services LLC	Delaware
13	Drive Shack Holdings LLC	Delaware
14	Drive Shack New Orleans LLC	Delaware
15	Drive Shack Orlando LLC	Delaware
16	Drive Shack Palm Beach LLC	Delaware
17	Drive Shack Raleigh LLC	Delaware
18	Drive Shack Randall's Island LLC	Delaware
19	Drive Shack Richmond LLC	Delaware
20	Drive Shack Urban Box Holdings LLC	Delaware
21	DSU Parent LLC	Delaware
22	DSU Southwest Holdings LLC	Delaware
23	Golf Enterprises Inc.	Kansas
24	NCT Holdings LLC	Delaware
25	New AGC LLC	Delaware
26	Newcastle CDO IX 1, Limited	Cayman Islands
27	Newcastle CDO IX Holdings LLC	Delaware
28	Newcastle CDO IX LLC	Delaware
29	Newcastle CDO VIII 1, Limited	Cayman Islands
30	Newcastle CDO VIII 2, Limited	Cayman Islands
31	Newcastle CDO VIII Holdings LLC	Delaware
32	Newcastle CDO VIII LLC	Delaware
33	Newcastle Mortgage Securities Trust 2006-1	Delaware
34	Newcastle Mortgage Securities Trust 2007-1	Delaware
35	NGP Realty Sub GP, LLC	Delaware
36	NGP Realty Sub, L.P.	Delaware
37	NIC CRA LLC	Delaware
38	NIC Management LLC	Delaware
39	NIC OTC LLC	Delaware
40	NIC SF LLC	Delaware
41	NIC Taberna LLC	Delaware
42	Persimmon Golf Club LLC	Delaware

	Subsidiary	Jurisdiction of Incorporation/Organization
43	Puttery Charlotte LP	Delaware
44	Puttery Chicago LP	Delaware
45	Puttery DC LP	Delaware
46	Puttery Houston LP	Delaware
47	Puttery Manhattan LP	Delaware
48	Puttery Miami LLC	Delaware
49	Puttery Partners LLC	Delaware
50	Puttery Philadelphia LP	Delaware
51	Puttery The Colony LP	Delaware
52	Things Change Fast LLC	Delaware
53	Tower A LLC	Delaware
54	Tower C LLC	Delaware
55	Vineyards Holdings LLC	Delaware